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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report December 12, 1995

                        (date of earliest event reported)

                         BAYPORT RESTAURANT GROUP, INC.
             (Exact name of registrant as specified in its charter)

    Florida                    0-10717                           59-1827599
-----------------          ----------------                   ----------------
(State or other            (Commission File                   (I.R.S. Employer
  jurisdiction                  Number)                         Identification
of incorporation)                                                   No.)

                            4000 Hollywood Boulevard
                            Hollywood, Florida 33021

                    (Address of principal executive offices)

        Registrant's telephone number, including area code (305) 967-6700

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
ITEM 5.           OTHER EVENTS.

         Effective December 12, 1995, Bayport Restaurant Group, Inc., a Florida corporation ("Bayport") and each of its wholly-owned subsidiaries (collectively, the "Company") entered into a Revolving Credit Agreement (the "Agreement") with Capital Bank (the "Lender"). In accordance with the Agreement, the Lender has granted to the Company a credit facility in an amount equal to 80% of the Company's inventory at a cold storage location in Jacksonville, Florida (the "Jacksonville Facility"), up to a maximum credit facility of $2.0 million. Assuming no default occurs under the Agreement, the credit facility terminates on December 30, 2002. The Company will utilize the proceeds of the credit facility for working capital.

         The Company shall pay interest at a base rate (equivalent to the Prime Rate as set forth in THE WALL STREET JOURNAL) plus one percent (1%). Interest shall be payable monthly.

         The Company's obligation to the Lender under the Agreement is secured by a lien of all the Company's personal property, whether owned presently or acquired in the future, located at the Jacksonville Facility.

         Under the Agreement, the Company is required to comply with certain affirmative and negative covenants. These covenants require the Company, among other things, to (i) maintain adequate insurance, (ii) promptly pay taxes, (iii) supply financial statements to the Lender, and (iv) permit the Lender to periodically inspect the Jacksonville Facility. In addition, such covenants place limitations on, among other things, future borrowings, capital expenditures and guarantees. Further, the Company is required to maintain certain minimum tangible net worth levels throughout the term of the Agreement. As of December 21, 1995, the Company was in compliance with the required minimum tangible net worth level as set forth in the Agreement and the Company believes it is currently in compliance with all of the covenants of the Agreement.

         This new credit facility is in addition to the Company's existing credit facility with the First National Bank of Boston, as Agent. See the Company's Annual Report on Form 10-K for 1994, for a description of the existing facility.

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
ITEM 7.  FINANCIAL INFORMATION AND EXHIBITS.

(c)      Exhibits:

         10. Revolving Credit Agreement, dated December 12, 1995, by and among Capital Bank, Bayport Restaurant Group, Inc., Crab House, Inc., Capt. Crab's Take-Away of 79th Street, Inc., Take-Away/King Shopping Plaza, Inc. and Cryotech Industries of North Carolina, Inc.

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
                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              BAYPORT RESTAURANT GROUP, INC.

Date:  December 26, 1995                      By: /s/ DAVID J. CONNOR
                                                  -----------------------------
                                                  David J. Connor,
                                                  Chief Executive Officer





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
                                INDEX TO EXHIBITS

Exhibit
Number            Exhibit
-------           -------
10.1              Revolving Credit Agreement, dated December 12, 1995, by
                  and among Capital Bank, Bayport Restaurant Group, Inc.,
                  Crab House, Inc., Capt. Crab's Take-Away of 79th Street,
                  Inc., Take-Away/King Shopping Plaza, Inc. and Cryotech
                  Industries of North Carolina, Inc.


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